Exhibit (h)(5)(a)

NOMURA PARTNERS FUNDS, INC.

FIRST AMENDMENT

to

AMENDED and RESTATED COMPLIANCE SERVICES AGREEMENT

This FIRST AMENDMENT to Amended and Restated Compliance Services Agreement, made as of September 1, 2009, by and among Nomura Partners Funds, Inc., a Maryland corporation, on behalf of each of its series (the “Client”), and Foreside Compliance Services, LLC (“FCS”) and Foreside Management Services, LLC (“FMS”), each a Delaware limited liability company (collectively, “Foreside”).

WHEREAS, the Client and Foreside previously entered into an Amended and Restated Compliance Services Agreement dated December 22, 2008 (the “Agreement”); and

WHEREAS, the Client and Foreside wish to amend the Agreement to correct the names of certain of the series of Client and to reflect the identity of a successor Principal Financial Officer.

NOW, THEREFORE, for and in consideration of the mutual covenants and agreements contained herein, the Client and Foreside hereby agree as follows:

1.	Appendices A and B to the Agreement are hereby deleted in their entirety and replaced with Appendices A and B attached hereto.

2.	Except as amended hereby, all other terms and conditions of the Agreement shall remain in full force and effect and are hereby incorporated herein by reference.

3.	This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers, as of the day and year first above written.

REMAINDER OF THIS PAGE LEFT INTENTIONALLY BLANK

NOMURA PARTNERS FUNDS, INC., on behalf of each of its series severally and not jointly

By:	/s/ William L. Givens
William L. Givens Chief Executive Officer

FORESIDE COMPLIANCE SERVICES, LLC

By:	/s/ Richard J. Berthy
Richard J. Berthy President

FORESIDE MANAGEMENT SERVICES, LLC

By:	/s/ Richard J. Berthy
Richard J. Berthy President

NOMURA PARTNERS FUNDS, INC.

AMENDED and RESTATED COMPLIANCE SERVICES AGREEMENT

Appendix A

as of June 29, 2009

The Japan Fund

Asia Pacific ex Japan Fund

India Fund

Greater China Fund

Global Equity Income Fund

Global Emerging Markets Fund

Global Alpha Equity Fund

International Growth Equity Fund

International Equity Fund

NOMURA PARTNERS FUNDS, INC.

AMENDED and RESTATED COMPLIANCE SERVICES AGREEMENT

Appendix B

as of September 1, 2009

FCS employee designated as the Client’s CCO for its Funds:

The Client’s Board of Directors has designated Richard Cook, Jr. as the Funds’ CCO.

FCS employee designated as the Funds’ AMLCO:

The Client’s Board of Directors has designated Nanette Chern as the Funds’ AMLCO.

FCS employee designated as the Funds’ PFO:

The Client’s Board of Directors has designated Richard J. Berthy as the Funds’ PFO.

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